CHANGE OF CONTROL; TERMINATION OF EMPLOYMENT.

     (a) In the event of a "change in control" of the Company (as such term is defined below), the Option shall become fully vested and immediately exercisable until the Expiration Date. As used in this Agreement, a "change in control" shall only be deemed to have occurred if any "person" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) hereafter becomes the "beneficial owner" (as such term is defined in Rule 13d-3, promulgated under the 1934 Act) of securities of the Company representing more than fifty percent (50%) of the Company's then outstanding securities having the right to vote on the election of directors (calculated in accordance with the provisions of Rule 13d-3).

     (b) In the event the Option becomes exercisable, in whole or in part, whether through passage of time or acceleration pursuant to a "change in control", it shall remain exercisable to such extent until the Expiration Date notwithstanding any subsequent termination of employment with the Company or its subsidiaries for any reason whatsoever.